                                                                    Exhibit 21.1


                           DESCRIPTION OF SUBSIDIARIES

                             SUBSIDIARY CORPORATIONS


PARENT                              SUBSIDIARY                            INTEREST
------                              ----------                            --------
Continental Natural Gas, Inc.       Continental Holdings Company          100%
Continental Natural Gas, Inc.       Gothic Gas Corporation                100%**

                     SUBSIDIARY LIMITED LIABILITY COMPANIES


PARENT                              SUBSIDIARY                            INTEREST
------                              ----------                            --------
Continental Natural Gas, Inc.       Continental Natural Gas               99% Ownership Interest*
                                     Gathering, L.L.C.

Continental Natural Gas, Inc.       Continental Hydrocarbons, L.L.C.      99% Ownership Interest*

Continental Natural Gas, Inc.       Continental Gas Processing L.L.C.     99% Ownership Interest*

Continental Natural Gas, Inc.       Continental Laverne Gas               99% Ownership Interest*
                                     Processing, L.L.C.

Continental Natural Gas, Inc.       Continental Spearman Gas              99% Ownership Interest*
                                     Processing, L.L.C.

Continental Natural Gas, Inc.       Continental Energy Services,          99% Ownership Interest*
                                     L.L.C.

Continental Natural Gas, Inc.       Continental/Oklahoma Natural Gas      99% Ownership Interest*
                                     Gathering, L.L.C.

Continental Natural Gas, Inc.       Continental Energy Services, L.L.C.   100% Ownership Interest

Continental Natural Gas, Inc.       Continental/Taurus Holdings           100% Ownership Interest
                                     Company, L.L.C.


                         SUBSIDIARY LIMITED PARTNERSHIP


Continental/Taurus Holdings         Continental/Taurus Energy             99% Ownership Interest*
  Company, L.L.C.                    Company, L.P.
                                     (Delaware Limited Partnership)
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 * Remaining one percent (1%) interest is held by Continental Holdings Company
** Acquired January 1998

Except as indicated all entities are organized in Oklahoma.